Exhibit 99.1

NEWS

RELEASE

FOR IMMEDIATE RELEASE

CONTACT: Anna E. Torma

(512) 433-5312

FORESTAR GROUP INC. REPORTS FULL YEAR

AND FOURTH QUARTER 2012 RESULTS

Delivering the Greatest Value From Every Acre, Accelerating Value Realization and Growing Through Strategic Investments

AUSTIN, TEXAS, February 13, 2013—Forestar Group Inc. (NYSE: FOR) today reported full year 2012 net income of approximately $12.9 million, or $0.36 per diluted share, compared with full year 2011 net income of approximately $7.2 million, or $0.20 per diluted share outstanding.

($ in millions, except per share)	Full Year 2012	Full Year 2011

Net income	$12.9	$7.2

Net income per share	$0.36	$0.20

Full year 2012 results include after-tax expenses of approximately ($4.1) million, or ($0.12) per share, associated with acquisition of CREDO Petroleum Corporation, and an after-tax loss of ($2.9) million, or ($0.08) per share, associated with loss on extinguishment of debt related to amendment and extension of our term loan.  Full year 2011 results include an after-tax gain of $40.2 million, or $1.12 per share, related to sale of about 57,000 acres of timberland, an after-tax loss of ($29.4) million or ($0.82) per share principally related to non-cash asset impairments associated with entering into agreements to acquire certain assets from the CL Realty and TEMCO ventures and an after-tax loss of ($2.1) million, or ($0.06) per share, associated with proposed private debt offerings.  Full year 2012 net income excluding special items was $19.9 million, or $0.56 per share, compared with a net loss before special items of ($1.5) million or ($0.04) per share in 2011.

($ in millions, except per share)	Full Year 2012	Full Year 2011
Net income per share	$0.36	$0.20

Special items:
CREDO Petroleum acquisition expenses	$0.12	$—
Loss on extinguishment of debt	0.08	—
Debt offering expenses	—	0.06
Non-cash asset impairments	—	0.82
Gain on sale of timberland	—	(1.12)
Total special items	$0.20	$(0.24)

Net income (loss) per share before special items*	$0.56	$(0.04)

*These are Non-GAAP financial measures.  The reconciliation between GAAP and Non-GAAP measures is provided in the tables following this press release, and on the investor relations section of the company’s website.

“Our 2012 results are beginning to reflect the benefit of our Triple in FOR strategic initiatives focused on accelerating value realization, optimizing transparency and disclosure, and growing our net asset value through strategic and disciplined investments,” said Jim DeCosmo, president and chief executive officer of Forestar Group.

Full Year 2012 Significant Highlights (includes ventures)

Mineral Resources — Oil & Gas

•             Oil production increased over 144% compared with 2011

•             29 additional oil and gas wells completed; 936 total producing wells at year-end

•             8,910 net mineral acres leased to exploration and production companies

Real Estate

•             Sold 1,365 developed residential lots, a 22% increase compared with 2011 — almost 1,340 lots under option contracts at year-end

•             Generated $18.4 million in gross profit from residential lot sales, including our share of venture activity, up 60% compared with 2011

•             Acquired entire interest in 17 residential and mixed-use real estate projects from the CL Realty and TEMCO ventures for a net investment of approximately $23.5 million

•             Sold approximately 9,330 acres of undeveloped land for about $19 million through our retail sales program

•             Sold two stabilized multifamily communities, Broadstone Memorial and Las Brisas, generating approximately $40 million in cash flow

•             Completed construction of Promesa, a 289-unit multifamily community in Austin, Texas

•             Initiated development of two multifamily venture properties, with locations in Austin and Denver

Strategic Initiatives

•             Completed the acquisition of CREDO Petroleum in an all cash transaction for $14.50 per share, representing an equity purchase price of $146 million

Fourth Quarter 2012 Significant Highlights

The company reported fourth quarter 2012 net income of approximately $10.0 million, or $0.28 per diluted share, compared with a fourth quarter 2011 net loss of approximately ($22.9) million, or ($0.65) per share outstanding.

($ in millions, except per share)	4th Qtr 2012	4th Qtr 2011

Net income (loss)	$10.0	$(22.9)

Net income (loss) per share	$0.28	$(0.65)

Fourth quarter 2012 results include after-tax expenses of approximately ($0.4) million, or ($0.01) per share, associated with acquisition of CREDO Petroleum.  Fourth quarter 2011 results include an after-tax loss of ($28.9) million, or ($0.82) per share principally related to non-cash asset impairments associated with entering into agreements to acquire the entire interest in 17 projects from the CL Realty and TEMCO ventures.  Fourth quarter 2012 net income excluding special items was $10.4 million, or $0.29 per share, compared with net income excluding special items of $6.0 million, or $0.17 per share in 2011.

($ in millions, except per share)	4th Qtr 2012	4th Qtr 2011

Net income (loss) per share	$0.28	$(0.65)

Special items:
CREDO Petroleum acquisition expenses	0.01	—
Non-cash asset impairments	—	0.82
Total special items	0.01	$0.82

Net income per share before special items*	$0.29	$0.17

*These are Non-GAAP financial measures.  The reconciliation between GAAP and Non-GAAP measures is provided in the tables following this press release, and on the investor relations section of the company’s website.

MINERAL RESOURCES

Fourth Quarter 2012 Significant Highlights

•                  Oil production up almost 122,000 barrels or 245% compared with fourth quarter 2011, including over 116,500 barrels of production from acquisition of CREDO Petroleum

•                  Leased almost 5,000 net mineral acres to exploration and production companies for almost $300 per acre

•                  16 wells drilled; 936 gross producing wells, up 406 compared with fourth quarter 2011 principally due to acquisition of Credo Petroleum during third quarter 2012

Mineral Resources Segment Financial Results:

($ in millions)	4Q 2012	4Q 2011	FY 2012		FY 2011

Segment Revenues	$17.2	$6.8	$44.2		$24.6

Segment Earnings	$5.7	$3.7	$21.6	(1)	$16.0	(1)

(1)Full year 2012 and 2011 mineral resources segment results include $5.0 million and $3.8 million, respectively, in costs principally associated with development of our water resource initiatives.

Mineral resources segment earnings increased in fourth quarter and full year 2012 compared with fourth quarter and full year 2011 principally due to higher oil production primarily due to the acquisition of CREDO Petroleum and higher lease bonus revenues, which more than offset lower oil and gas pricing and increased costs.

REAL ESTATE

Fourth Quarter 2012 Significant Highlights

•             Sold 384 fully developed residential lots, up 24% from fourth quarter 2011, with average lot prices up 34% compared with fourth quarter 2011

•             Sold 40 commercial acres for approximately $208,300 per acre

•             Sold almost 7,400 acres of undeveloped land for $1,900 per acre

•             Venture completed sale of Las Brisas multifamily community near Austin, TX, generating almost $10 million in cash proceeds to Forestar

•             Purchased multifamily site in Charlotte, NC for approximately $5.6 million

Real Estate Segment Financial Results:

($ in millions)	4Q 2012	4Q 2011	FY 2012	FY 2011

Segment Revenues	$48.4	$46.4	$120.1	$106.2

Segment Earnings (Loss)	$21.6	$(25.0)	$53.6	$(25.7)

Fourth quarter 2012 real estate segment earnings were higher compared with fourth quarter 2011 principally due to higher residential lot sales, $8.2 million in earnings associated with venture’s gain on sale of Las Brisas multifamily community, and increased commercial tract sales.  In addition, fourth quarter and full year 2011 real estate segment results were negatively impacted by ($44.5) million and ($45.2) million in non-cash asset impairment charges, principally related to the acquisition of certain assets from CL Realty and TEMCO ventures.

FIBER RESOURCES

Fourth Quarter 2012 Significant Highlights

•                  Sold over 162,000 tons of fiber - recreational leasing remains strong

Fiber Resources Segment Financial Results:

($ in millions)	4Q 2012	4Q 2011	FY 2012	FY 2011

Segment Revenues	$3.0	$0.9	$8.3	$4.8

Segment Earnings	$2.3	$0.1	$5.0	$1.9

Fourth quarter and full year 2012 fiber resources segment earnings increased compared with fourth quarter and full year 2011 principally due to increased fiber sales activity and higher pricing. Recreational leasing activity remained strong during fourth quarter, with almost 99% of available land leased for recreation.

OUTLOOK

“We continue to build momentum through execution of our Triple in FOR strategic initiatives, focused on accelerating value realization, increasing transparency and disclosure and growing through strategic and disciplined investments.  We have made great progress, but I believe Forestar is just beginning to realize its full potential,” said Jim DeCosmo, president and chief executive officer of Forestar Group.

“Our preliminary year-end 2012 total proven reserves are approximately 5.6 million BOE (barrels of oil equivalent), up over 87% compared with year-end 2011, driven by the acquisition of CREDO Petroleum. Our oil and gas strategic initiatives are focused on increasing exploration, production and reserves, a key driver of future earnings and cash flow.  In addition, we are committed to delivering the growth and returns associated with acquisition of CREDO Petroleum.  We anticipate participating in over 50 non-operating working interest oil wells in the Bakken and Three Forks formations in 2013, and we are planning to drill or participate in over 80 additional oil wells in the Lansing-Kansas City formation in Kansas and Nebraska.  These three formations offer lower-risk, repeatable drilling opportunities that we expect to significantly exceed our target returns. As a result, we expect 2013 capital expenditures for drilling and participation in working interests to exceed $70 million and anticipate our share of total production in 2013 to exceed one million barrels of oil equivalent, an over 50% increase compared with 2012.

“Housing markets are experiencing solid signs of a long-term sustainable recovery, with growing demand for residential lots and increased interest in residential and commercial tracts.  Our backlog remains strong, and we are well positioned to increase sales, with a solid portfolio of over 50 active residential and mixed-use communities in the major markets of Texas.

“We continue to build a solid pipeline of multifamily development properties, including the acquisition of a well-located multifamily development site in Charlotte, North Carolina for approximately $5.6 million during fourth quarter.  We substantially completed construction of our Promesa multifamily community in 2012 and expect the project to reach stabilization and be positioned for sale during first half of 2013.  In addition, we initiated construction of two multifamily projects: Eleven, in Austin and 360°, in Denver, both of which are held in ventures and remain on target for unit deliveries to begin in late 2013.

“We are well positioned to recognize and responsibly deliver the greatest value from every acre and grow our business through strategic and disciplined investments.  Our portfolio is comprised of the strongest assets since we became a public company at year-end 2007, and I believe has the potential to generate significant earnings and cash flow as we accelerate value realization,” concluded Mr. DeCosmo.

The Company will host a conference call on February 14, 2013 at 10:00 am ET to discuss results of fourth quarter and full year 2012. The meeting may be accessed through webcast or conference call. The webcast may be accessed through Forestar’s Internet site at www.forestargroup.com.  To access the conference call, listeners from North America should dial 1-800-510-9836 at least 15 minutes prior to the start of the call. Those wishing to access the call from outside North America should dial 1-617-614-3670. The password is Forestar. Replays of the call will be available for two weeks following the live call and can be accessed at 1-888-286-8010 in North America and at 1-617-801-6888 outside North America. The password for the replay is 31120450.

About Forestar Group

Forestar Group Inc. operates in three business segments: real estate, mineral resources and fiber resources. At the end of fourth quarter 2012, the real estate segment owns directly or through ventures almost 136,000 acres of real estate located in ten states and fourteen markets in the U.S.  The real estate segment has 15 real estate projects representing approximately 26,070 acres currently in the entitlement process, and 74 entitled, developed and under development projects in seven states and eleven markets encompassing almost 14,400 acres, comprised of 23,800 planned residential lots and almost 2,400 commercial acres. The mineral resources segment includes approximately 752,000 net acres of oil and gas mineral interests, with approximately 590,000 acres of fee ownership located principally in Texas, Louisiana, Alabama, and Georgia and about 162,000 net acres of leasehold and overriding royalty interests principally located in Nebraska, Kansas, Oklahoma, North Dakota and Texas.  These leasehold interests include almost 6,000 net mineral acres in the core of the prolific Bakken and Three Forks formations.  In addition, the mineral resources segment owns a 45% nonparticipating royalty interest in groundwater produced or withdrawn for commercial purposes from approximately 1.4 million acres in Texas, Louisiana, Georgia and Alabama and about 20,000 acres of groundwater leases in central Texas. The fiber resources segment includes the sale of wood fiber and management of our recreational leases.  Forestar’s address on the World Wide Web is www.forestargroup.com.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning.  These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements, including our ability to achieve synergies and value creation contemplated by the merger with Credo, and our ability to promptly and effectively integrate Credo’s businesses.  Other factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; changes in commodity prices; opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including development costs; demand for new housing, including impacts from mortgage credit availability; lengthy and uncertain entitlement processes; cyclicality of our businesses; accuracy of accounting assumptions; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond our control.  Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this news release to reflect the occurrence of events after the date of this news release.

FORESTAR GROUP INC.

(UNAUDITED)

Business Segments

	Fourth Quarter		Full Year
	2012	2011	2012	2011
	(In thousands, except per share)		(In thousands, except per share)
Revenues

Real estate	$48,431	$46,354	$120,115	$106,168
Mineral resources	17,167	6,800	44,220	24,584
Fiber resources	2,979	853	8,256	4,821
Total revenues	$68,577	$54,007	$172,591	$135,573

Segment earnings (loss)
Real estate (a)	$21,651	$(25,020)	$53,582	$(25,704)
Mineral resources	5,662	3,731	21,581	16,023
Fiber resources	2,274	103	5,056	1,893
Total segment earnings (loss)	29,587	(21,186)	80,219	(7,788)
Items not allocated to segments:
General and administrative expense (b)	(5,694)	(4,286)	(25,176)	(20,110)
Share-based compensation income (expense)	(3,438)	(6,668)	(14,929)	(7,067)
Gain on sale of assets	—	—	16	61,784
Interest expense	(3,714)	(4,079)	(19,363)	(17,012)
Other corporate non-operating income	33	291	191	368
Income (loss) before taxes	16,774	(35,928)	20,958	10,175
Income tax (expense) benefit	(6,742)	13,048	(8,016)	(3,021)
Net income (loss) attributable to Forestar Group Inc.	$10,032	$(22,880)	$12,942	$7,154

Net income (loss) per common share:
Basic	$0.28	$(0.65)	$0.37	$0.20
Diluted	$0.28	$(0.65)	$0.36	$0.20
Weighted average common shares outstanding (in millions):
Basic	35.2	35.2	35.2	35.4
Diluted	35.6	35.2	35.5	35.8

	At Year-End
Supplemental Financial Information:	2012	2011
	(In thousands)

Borrowings under senior credit facility	$244,000	$130,000
Other debt (c)	50,063	91,587
Total debt	$294,063	$221,587

(a)         Real estate segment results include non-cash impairment charges of $44.5 million in fourth quarter 2011 and $45.2 million during full year 2011, principally related to entering into agreements to acquire 17 projects from CL Realty and TEMCO ventures.

(b)         Full year 2012 general and administrative expenses include approximately $6.3 million in costs associated with the acquisition of CREDO Petroleum Corporation. Full year 2011 general and administrative expenses include $3.2 million paid to outside advisors related to private debt offerings which were withdrawn due to the deterioration in terms available to us in the capital markets.

(c)          Consists principally of consolidated venture non-recourse debt.

FORESTAR GROUP INC.

MINERAL RESOURCES SEGMENT

PERFORMANCE METRICS

	Fourth Quarter		Full Year
	2012	2011	2012	2011
Leasing Activity from Owned Mineral Interests
Acres Leased	5,000	320	8,900	8,100
Average Bonus / Acre	$300	$60	$600	$280
Delay Rentals Received	$64,000	$512,900	$2,218,600	$992,200
Oil & Gas Production
Royalty Interests(1)
Gross Wells	542	530	542	530
Oil Production (Barrels)	52,700	44,400	230,100	142,100
Average Oil Price ($ / Barrel)	$80.98	$101.53	$86.66	$96.24
Natural Gas Production (MMcf)	468.4	357.6	1,703.9	1,594.6
Average Natural Gas Price ($ / Mcf)	$2.56	$3.91	$2.57	$3.94
BOE Production(2)	130,800	104,000	514,100	407,900
Average Price ($ / BOE)	$41.81	$56.78	$47.32	$48.94
Working Interests
Gross Wells	403	8	403	8
Oil Production (Barrels)	118,800	5,300	141,200	9,800
Average Oil Price ($ / Barrel)	$80.08	$107.72	$82.54	$105.48
Natural Gas Production (MMcf)	221.5	15.9	285.1	27.3
Average Natural Gas Price ($ / Mcf)	$3.59	$4.53	$3.49	$4.65
BOE Production(2)	155,700	8,000	188,700	14,300
Average Price ($ / BOE)	$66.20	$80.92	$67.03	$80.89
Total Oil & Gas Interests
Gross Wells(3)	936	530	936	530
Oil Production (Barrels)	171,500	49,700	371,300	151,900
Average Oil Price ($ / Barrel)	$80.36	$102.19	$85.09	$96.84
Natural Gas Production (MMcf)	689.9	373.6	1,989.0	1,622.0
Average Natural Gas Price ($ / Mcf)	$2.89	$3.93	$2.71	$3.95
BOE Production(2)	286,500	112,000	702,800	422,200
Average Price ($ / BOE)	$55.07	$58.50	$52.61	$50.02
Well Activity
Mineral Interests Owned (4)
Net Acres Held By Production	39,000	32,000	39,000	32,000
Gross Wells Drilled	—	20	13	36
Productive Gross Wells	542	530	542	530
Mineral Interests Leased
Net Acres Held By Production	37,000	—	37,000	—
Gross Wells Drilled	16	—	16	—
Productive Gross Wells(5)	394	—	394	—
Total Well Activity
Net Acres Held By Production	76,000	32,000	76,000	32,000
Gross Wells Drilled	16	20	29	36
Productive Gross Wells	936	530	936	530

(1)

Includes our share of venture activity in which we own a 50% interest. Our share of natural gas production is 74 MMcf and 321 MMcf in fourth quarter and full year 2012 and 95 MMcf and 493 MMcf in fourth quarter and full year 2011

(2)	BOE — Barrels of oil equivalent (converting natural gas to oil at 6 Mcfe / Bbl)
(3)	Excludes 9 working interest wells for Q4 and FY 2012 and 8 working interest wells for Q4 and FY 2011 as we also own a royalty interest in these wells
(4)	Wells operated by third-party lessees/operators. Represent wells in which we own a royalty or working interest in a producing well
(5)	Excludes 1,181 wells in which Credo Petroleum has an overriding royalty interest

FOURTH QUARTER 2012

MINERAL RESOURCES PIPELINE

MINERAL INTERESTS OWNED (1)

Forestar’s mineral resources segment includes approximately 590,000 owned net mineral acres principally located in Texas, Louisiana, Georgia and Alabama.

State	Available for Lease	Leased	Held by Production	Total (2)
Texas	213,000	12,000	27,000	252,000
Louisiana	115,000	17,000	12,000	144,000
Georgia	152,000	—	—	152,000
Alabama	40,000	—	—	40,000
California	1,000	—	—	1,000
Indiana	1,000	—	—	1,000
Total	522,000	29,000	39,000	590,000

(1) Represents net acres and includes ventures

(2) Excludes 477 net mineral acres located in Colorado, which includes 379 leased acres and 29 acres held by production

MINERAL INTERESTS LEASED (1)

Forestar’s mineral resources segment includes approximately 162,000 net mineral acres of leasehold and overriding royalty interests principally located in Nebraska, Kansas, Oklahoma, North Dakota and Texas predominantly as result of our September 28, 2012 acquisition of CREDO Petroleum.

State	Undeveloped	Held by Production	Total (2)
Nebraska	77,000	2,000	79,000
Kansas	40,000	3,000	43,000
Oklahoma	—	17,000	17,000
North Dakota	4,000	2,000	6,000
Texas	1,000	2,000	3,000
Other(2)	3,000	11,000	14,000
Total	125,000	37,000	162,000

(1) Represents net acres

(2) Includes approximately 8,400 net acres of overriding royalty interests

FORESTAR GROUP INC.

REAL ESTATE SEGMENT

PERFORMANCE METRICS

	Fourth Quarter		Full Year
REAL ESTATE	2012	2011	2012	2011
Owned, Consolidated & Equity Method Ventures:
Residential Lots Sold	384	309	1,365	1,117
Revenue per Lot Sold	$58,100	$43,300	$52,000	$47,400
Commercial Acres Sold	40	2	95	26
Revenue per Commercial Acre Sold	$208,300	$547,200	$130,800	$193,700
Undeveloped Acres Sold	7,370	13,200	9,330	17,150
Revenue per Acre Sold	$1,900	$2,300	$2,100	$2,400
Owned & Consolidated Ventures:
Residential Lots Sold	251	109	926	567
Revenue per Lot Sold	$57,600	$62,700	$52,000	$56,700
Commercial Acres Sold	28	—	83	4
Revenue per Commercial Acre Sold	$194,500	—	$114,800	$185,300
Undeveloped Acres Sold	7,250	13,200	9,195	17,130
Revenue per Acre Sold	$1,900	$2,300	$2,000	$2,400
Ventures Accounted For Using the Equity Method:
Residential Lots Sold	133	200	439	550
Revenue per Lot Sold	$58,900	$32,700	$52,100	$37,700
Commercial Acres Sold	12	2	12	22
Revenue per Commercial Acre Sold	$239,800	$547,200	$239,800	$195,200
Undeveloped Acres Sold	120	—	135	20
Revenue per Acre Sold	$2,900	—	$2,600	$3,000

YEAR-END 2012

REAL ESTATE PIPELINE

Real Estate	Undeveloped	In Entitlement Process	Entitled	Developed & Under Development	Total Acres*

Undeveloped Land
Owned	88,364
Ventures	6,901				95,265

Residential
Owned		23,362	8,979	805
Ventures			2,038	203	35,387
Commercial
Owned		2,708	1,203	592
Ventures			387	190	5,080
Total Acres	95,265	26,070	12,607	1,790	135,732

Estimated Residential Lots			21,052	2,748	23,800

* In addition, Forestar owns a 58% interest in a venture which controls approximately 16,000 acres of undeveloped land in Georgia with minimal investment. Excludes acres associated with fully developed commercial and income producing properties.

FORESTAR GROUP INC.

FIBER RESOURCES SEGMENT

PERFORMANCE METRICS

	Fourth Quarter		Full Year
FIBER RESOURCES	2012	2011	2012	2011
Fiber Sales *
Pulpwood Tons Sold	105,000	44,100	370,200	266,200
Average Pulpwood Price / Ton	$10.65	$9.31	$9.83	$8.69
Sawtimber Tons Sold	57,000	5,600	123,700	56,800
Average Sawtimber Price / Ton	$23.98	$22.17	$21.77	$16.13

Total Tons Sold	162,000	49,700	493,900	323,000
Average Price / Ton	$15.34	$10.76	$12.82	$10.00

Recreational Activity
Average Acres Leased	128,200	139,300	129,800	174,500
Average Lease Rate / Acre	$8.36	$8.83	$8.73	$8.80

FORESTAR GROUP INC.

PROJECTS IN ENTITLEMENT

A summary of projects in the entitlement process (a) at year-end 2012 follows:

		Project
Project	County	Acres (b)

California
Hidden Creek Estates	Los Angeles	700
Terrace at Hidden Hills	Los Angeles	30

Georgia
Ball Ground	Cherokee	500
Crossing	Coweta	230
Fincher Road	Cherokee	3,890
Fox Hall	Coweta	960
Garland Mountain	Cherokee/Bartow	350
Martin’s Bridge	Banks	970
Mill Creek	Coweta	770
Serenity	Carroll	440
Waleska	Cherokee	90
Wolf Creek	Carroll/Douglas	12,230
Yellow Creek	Cherokee	1,060

Texas
Lake Houston	Harris/Liberty	3,700
San Jacinto	Montgomery	150

Total		26,070

(a)         A project is deemed to be in the entitlement process when customary steps necessary for the preparation of an application for governmental land-use approvals, like conducting pre-application meetings or similar discussions with governmental officials, have commenced, or an application has been filed.  Projects listed may have significant steps remaining, and there is no assurance that entitlements ultimately will be received.

(b)         Project acres, which are the total for the project regardless of our ownership interest, are approximate.  The actual number of acres entitled may vary.

FORESTAR GROUP INC.

REAL ESTATE PROJECTS

A summary of our entitled,(a) developed & under development projects at year-end 2012 follows:

			Residential Lots (c)		Commercial Acres (d)
Project	County	Interest Owned(b)	Lots Sold Since Inception	Lots Remaining	Acres Sold Since Inception	Acres Remaining (f)
Projects we own
California
San Joaquin River	Contra Costa/ Sacramento	100%	—	—	—	288
Colorado
Buffalo Highlands	Weld	100%	—	164	—	—
Johnstown Farms	Weld	100%	170	443	2	7
Pinery West	Douglas	100%	—	—	—	111
Stonebraker	Weld	100%	—	603	—	—
Texas
Arrowhead Ranch	Hays	100%	—	259	—	6
Bar C Ranch	Tarrant	100%	292	907	—	—
Barrington Kingwood	Harris	100%	48	132	—	—
Cibolo Canyons	Bexar	100%	732	743	96	54
Harbor Lakes	Hood	100%	203	246	2	19
Hunter’s Crossing	Bastrop	100%	397	93	38	71
Lakes of Prosper	Collin	100%	—	285	—	—
La Conterra	Williamson	100%	120	380	—	58
Maxwell Creek	Collin	100%	808	191	10	—
Oak Creek Estates	Comal	100%	131	516	13	—
Stoney Creek	Dallas	90%	144	610	—	—
Summer Creek Ranch	Tarrant	100%	820	454	35	44
Summer Lakes	Fort Bend	100%	473	657	56	—
Summer Park (g)	Fort Bend	100%	—	210	27	63
The Colony	Bastrop	100%	438	711	22	31
The Preserve at Pecan Creek	Denton	100%	370	424	—	7
Village Park	Collin	100%	504	256	3	2
Westside at Buttercup Creek	Williamson	100%	1,413	83	66	—
Other projects (11)	Various	100%	2,493	171	227	38
Georgia
Seven Hills	Paulding	100%	653	434	26	113
Villages of Burt Creek	Dawson	100%	—	1,715	—	57
Towne West	Bartow	100%	—	2,674	—	121
Other projects (18)	Various	100%	1,729	3,040	3	705
Florida
Other projects (3)	Various	100%	708	137	—	—
Missouri and Utah
Other projects (2)	Various	100%	499	55	—	—
			13,145	16,593	626	1,795
Projects in entities we consolidate
Texas
City Park	Harris	75%	1,210	101	50	115
Lantana	Denton	55%(e)	957	1,291	—	12
Timber Creek	Collin	88%	—	614	—	—
Willow Creek	Walter/Fort Bend	90%	—	231	—	—
Other projects (2)	Various	Various	7	202	—	129
Georgia
The Georgian	Paulding	75%	289	1,052	—	—
			2,463	3,491	50	256
Total owned and consolidated			15,608	20,084	676	2,051
Projects in ventures that we account for using the equity method
Texas
Entrada	Travis	50%	—	821	—	—
Fannin Farms West	Tarrant	50%	324	24	—	12
Harper’s Preserve	Montgomery	50%	202	1,523	—	72
Lantana	Denton	Various(e)	1,470	62	16	42
Long Meadow Farms	Fort Bend	37%	1,003	796	119	180
Southern Trails	Brazoria	80%	576	407	—	—
Stonewall Estates	Bexar	50%	305	83	—	—
Other projects (1)	Nueces	50%	—	—	—	15
Total in ventures			3,880	3,716	135	321
Combined Total			19,488	23,800	811	2,372

(a)

A project is deemed entitled when all major discretionary governmental land-use approvals have been received. Some projects may require additional permits and/or non-governmental authorizations for development.

(b)

Interest owned reflects our net equity interest in the project, whether owned directly or indirectly. There are some projects that have multiple ownership structures within them.  Accordingly, portions of these projects may appear as owned, consolidated and/or accounted for using the equity method.

(c)

Lots are for the total project, regardless of our ownership interest. Lots remaining represent vacant developed lots, lots under development and future planned lots and are subject to change based on business plan revisions.

(d)	Commercial acres are for the total project, regardless of our ownership interest and are net developable acres, which may be fewer than the gross acres available in the project.
(e)

The Lantana project consists of a series of 26 partnerships in which our voting interests range from 25% to 55%.  We account for three of these partnerships using the equity method and we consolidate the remaining partnerships.

(f)	Excludes acres associated with commercial and income producing properties.
(g)	Formerly Waterford Park

A summary of our significant commercial and income producing properties at year-end 2012 follows:

Project	County	Market	Interest Owned (a)	Type	Acres	Description
Radisson Hotel	Travis	Austin	100%	Hotel	2	413 guest rooms and suites
Promesa	Travis	Austin	100%	Multifamily	16	289 unit luxury apartment
Eleven	Travis	Austin	25%	Multifamily	3	257 unit luxury apartment (b)
360O	Arapahoe	Denver	20%	Multifamily	4	304 unit luxury apartment (b)

(a)	Interest owned reflects our total equity interest in the project, whether owned directly or indirectly.
(b)	Construction in progress

FORESTAR GROUP INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

Forestar’s Net Income and Earnings Per Share (EPS) excluding special items for the fourth quarters and years ended December 31, 2012 and 2011 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, U.S. Generally Accepted Accounting Principles (GAAP). The company believes presenting non-GAAP Net Income and EPS is helpful to analyze financial performance without the impact of items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Fourth Quarter		Full Year
($ in millions, except per share amounts)	2012	2011	2012	2011

Net income (loss), after-tax, in accordance with GAAP	$10.0	$(22.9)	$12.9	$7.2

Special items, after-tax
Credo Petroleum acquisition expenses	0.4	—	4.1	—
Loss on extinguishment of debt	—	—	2.9	—
Debt offering expenses	—	—	—	2.1
Non-cash asset impairments	—	28.9	—	29.4
Gain on sale of timberland	—	—	—	(40.2)
Total special items, after-tax	0.4	28.9	$7.0	(8.7)

Net income, after-tax, excluding special items	$10.4	$6.0	$19.9	$(1.5)

Net income (loss) per share, in accordance with GAAP	$0.28	$(0.65)	$0.36	$0.20

Special items, after-tax, per diluted share
Credo acquisition expenses	0.01	—	0.12	—
Loss on extinguishment of debt	—	—	0.08	—
Debt offering expenses	—	—	—	0.06
Non-cash asset impairments	—	0.82		0.82
Gain on sale of timberland	—	—	—	(1.12)
Total special items, after-tax	0.01	$0.82	$0.20	$(0.24)

Net income per share, excluding special items	$0.29	$0.17	$0.56	$(0.04)

Average basic shares outstanding	35.2	35.2	35.2	35.4
Average diluted shares outstanding	35.6	35.2	35.5	35.8